ELECTRONICS FOR IMAGING, INC.,

as Issuer

- AND -

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

____________________________________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 5, 2018

to

INDENTURE

Dated as of September 9, 2014

____________________________________________________

0.75% Convertible Senior Notes due 2019

FIRST SUPPLEMENTAL INDENTURE, dated as of November 5, 2018 (the “Supplemental Indenture”), between ELECTRONICS FOR IMAGING, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal executive office located at 6750 Dumbarton Circle, Fremont, California 94555, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS
WHEREAS, the Company has executed and delivered to the Trustee, the Indenture, dated as of September 9, 2014 (the “Base Indenture”), to provide for the issuance of the Company’s 0.75% Convertible Senior Notes due 2019 (the “Notes”);
WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 10.01(j) and 10.03 of the Base Indenture;
WHEREAS, Section 10.01(j) of the Base Indenture provides that without the notice to or consent of any Holders of the Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to amend or supplement any provision contained in the Base Indenture to conform the provisions of the Base Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum (as defined in the Base Indenture);
WHEREAS, the Company desires to amend Section 1.01of the Base Indenture as described in this Supplemental Indenture and the Company, pursuant to the foregoing authority, proposes in and by this Supplemental Indenture to amend the Base Indenture as hereinafter provided;
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and
WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture. All things necessary to make this Supplemental Indenture a legally valid and binding agreement of the Company, in accordance with its terms, have been done.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided in the Base Indenture) as follows:
ARTICLE ONE
DEFINITIONS

Section 1.01.    (a)    For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(1)    terms used herein in capitalized form and defined in the Base Indenture shall have the meanings specified in the Base Indenture;
(2)    the words “herein,” “hereof” and “hereto” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture; and

(3)    the terms defined in the Recitals or in Article Two herein shall have the meanings specified therein.
(b)    For all purposes of the Base Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Article One and in Article Two herein shall have the meanings assigned to them in this Article One and in Article Two herein, and include the plural, as well as the singular; and
(2)    “First Supplemental Indenture” or “this Supplemental Indenture” means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Base Indenture, as amended or supplemented.
ARTICLE TWO
MODIFICATIONS

Section 2.01.    Amendment to Section 1.01 of the Base Indenture. Section 1.01 of the Base Indenture is hereby amended by replacing the definition of “Daily Measurement Value” with the following new definition thereto:
“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 60.”

ARTICLE THREE
MISCELLANEOUS PROVISIONS

Section 3.01.    Effectiveness of Amendments. The Base Indenture shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitation of rights, obligations, duties and immunities under the Base Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced thereunder subject in all respects to such modifications and amendments and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Base Indenture for any and all purposes.
Section 3.02.    Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Supplemental Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 3.03.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.04.    Severability Clause. In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 3.05.    Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 3.06.    Trustee’s Disclaimer. The Trustee accepts the amendments of the Base Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. The recitals contained herein shall be taken as the statements of the Company and the Trustee does not assume any responsibility for their correctness. Without limiting the generality of the foregoing, the Trustee makes no representations as to the due execution hereof by the Company; provided that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture.
Section 3.07.    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 3.08.     Continued Effect of Base Indenture. Except as amended or supplemented by this Supplemental Indenture, the terms, conditions, covenants and agreements set forth in the Base Indenture shall continue in full force and effect.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

ELECTRONICS FOR IMAGING, INC. as Issuer
By:	/s/ Mark Olin
Name: Mark Olin Title: Chief Financial Officer

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ David Jason
Name: DAVID JASON Title: VICE PRESIDENT

[Signature Page to First Supplemental Indenture]